                                                                    EXHIBIT 4.3

                             STOCK OPTION AGREEMENT

                          COMMAND SYSTEMS INCORPORATED

      AGREEMENT made as of this 5th day of March, 1997 (the "Effective Date"), between COMMAND SYSTEMS INCORPORATED, a Connecticut corporation having a principal place of business in Farmington, Connecticut (the "Company"), and Pamela A. Broderick (the "Optionee").

      WHEREAS, the Company has previously granted Optionee 10,000 units of the Company's Shadow Stock ("Shadow Grants") pursuant to its Shadow Stock Incentive Plan;

      WHEREAS, the Company desires to exchange the Shadow Grants for an option to purchase shares of its common stock $.01 par value (the "Shares"); and

      WHEREAS, the Company and the Optionee each intend that the Option granted herein shall be a Non-Qualified Option.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

      1. GRANT OF OPTION

      The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 10,000 Shares on the terms and conditions and subject to all the limitations set forth herein.

      The Optionee understands and agrees that any and all other prior grants by the Company, of rights to purchase or otherwise obtain an equity interest in the Company pursuant to the Shadow Grants are hereby terminated effective as of the date hereof and shall be of no further force or effect. The Optionee releases and holds harmless the Company and any Affiliate and their respective officers, directors, agents, advisors and employees from any claims related to the Shadow Grants.

      2. PURCHASE PRICE

      The purchase price of the Shares covered by the Option shall be $2.00 per Share, subject to adjustment as provided herein.

      3. TERM OF OPTION

      The Option shall terminate on March 5, 2007, but shall be subject to earlier termination as provided herein.

      4. EXERCISABILITY OF OPTION

      Subject to the terms and conditions set forth in this Agreement, the Option granted hereby shall be exercisable as to 8,000 Shares immediately and the remaining Shares shall become exercisable as follows:

On September 28, 1997                   an additional 2,000 Shares

      The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement.

      5. EXERCISE OF OPTION

      The Option granted hereby shall be exercisable, subject to the provisions of the preceding Paragraphs 3 and 4, in whole or in part, at any time and from time to time during the term of the Option, provided such exercise is for a whole number of Shares. The Option shall be exercised by signing and returning to the Company, at the office of the Company at the address set forth in Paragraph 11 hereof, to the attention of the President of the Company, the "Notice of Exercise" which is set forth as Exhibit A hereto, together with the tender of the purchase price which shall be payable in United States dollars. Such Notice of Exercise shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall otherwise comply with the terms and conditions of this Agreement. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the Notice of Exercise is received. The certificate or certificates for the Shares as to which the Option shall have been exercised shall be registered in the name of the person or persons exercising the Option (or if the Optionee requests in the Notice of Exercise, shall be registered in the name of the Optionee and another person jointly with right of survivorship). In the event of the death of the Optionee, the Option, to the extent exercisable but not exercised as of the date of death, may be exercised by the estate of the Optionee or by any person or person who acquired the right to exercise the Option by bequest or inheritance from the Optionee or by reason of the death of such Optionee. In such event, the Option must be exercised, if at all, within the originally prescribed term of the Option. In the event that the Option shall be exercised by any person or persons other than the Optionee, such Notice of Exercise shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      6. ISSUE OF STOCK UPON EXERCISE OF OPTION

      The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option, shall pay all original issue taxes with respect to the issue of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only in respect of those Shares


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

covered by the Option for which certificates have in fact been delivered to him upon the due exercise of the Option.

      7. NON-ASSIGNABILITY

      The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by the Optionee. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Paragraph 7, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

      8. TAXES

      The Optionee acknowledges that upon exercise of the Option the Optionee will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Optionee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Optionee's responsibility.

      The Optionee agrees that the Company may withhold from the Optionee's renumeration, if any, the appropriate amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person's gross income. At the Company's discretion, the amount required to be withheld may be withheld in cash from such renumeration, or in kind from the Shares otherwise deliverable to the Optionee on exercise of the Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's renumeration sufficient to satisfy the Company's income tax withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under-withheld.

      9. PURCHASE FOR INVESTMENT

      Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Securities Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

      (a) The person(s) who exercises the Option shall warrant to the Company, at the time of such exercise, that such person(s) is acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend or a legend in substantially similar form which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

            "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;" and

      (b) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder.

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

      10. ADJUSTMENTS

      A. If (i) the shares of the Company's common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, or (ii) additional shares or new or different shares or other securities of the Company or non-cash assets are distributed with respect to such shares of common stock, the number of Shares of common stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events.

      B. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the board of directors of the Company or of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, either (i) make appropriate provision for the continuation of the Option by substituting on an equitable basis for the Shares then subject to the Option either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Optionee, provide that the Option must be exercised within a specified number of days of the date of such notice, at the end of which period the Option shall terminate; or (iii) terminate the Option in exchange for a cash payment equal to the excess of the fair market value of the Shares subject to the Option, as determined in good faith by the Company's board of directors or the Successor Board, over the exercise price thereof. For purposes of this Subparagraph, in the event of an Acquisition, the Option shall be made fully exercisable.

      C. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Optionee upon exercising the Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization. In addition, in the event that the outstanding shares of common stock of the Company are surrendered and extinguished in connection with the merger of the Company into a parent corporation incorporated under the laws of Delaware in order to effectuate a reincorporation of the Company from Connecticut to Delaware ("Reincorporation"), this option shall automatically become exercisable for an equal number of shares of common stock of the Delaware corporation.

      11. RESTRICTIONS ON TRANSFER OF SHARES

      11.1 The Shares acquired by the Optionee pursuant to the exercise of the Option granted hereby shall not be transferred by the Optionee except as permitted herein.

      11.2 It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Optionee that the following restrictions be complied with (except as hereinafter otherwise provided):

      (i) No Shares owned by the Optionee may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

      (ii) Before selling or otherwise transferring all or part of the Shares, the Optionee shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Optionee. Such notice shall constitute a binding offer by the Optionee to sell to the Company such number of the Shares then held by the Optionee as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Optionee by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Optionee as to whether such offer has been accepted in whole by the Company within sixty (60) days after its receipt of written notice from the Optionee. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase ("Closing Date") which shall not be less than ten (10) nor more than sixty (60) days after the giving of the acceptance notice. The place for such closing shall be at the Company's principal office. At such closing, the Optionee shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

      (iii) If the Company shall fail to accept any such offer, the Optionee shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Optionee's notice, provided that (i) such sale is consummated within six (6) months after the giving of notice by the Optionee to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 11 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six (6) months, the provisions of this Section 11.2 shall again apply with respect to any proposed voluntary transfer of the Optionee's Shares.

      (iv) The restrictions on transfer contained in this Section 11.2 shall not apply to (a) transfers by the Optionee to his or her spouse, children, guardian or conservator, (b) transfers by the Optionee to the trustee or trustees of a trust for the benefit of himself or herself or of a spouse or child, and (c) transfers by the Optionee, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, "Permitted Transferees"); provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

      (v) The provisions of this Section 11.2 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

      11.3 In the event that the Optionee or his or her successor in interest fails to deliver the Shares to be purchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Optionee or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Optionee to the Company and to treat the Optionee and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Optionee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.


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

      11.4 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its common stock, or otherwise distribute securities of the Company to the holders of its common stock, the number of Shares of stock or other securities of Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company's rights to purchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company's rights to repurchase pursuant to this Agreement.

      11.5 If the outstanding shares of common stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of common stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company's rights to repurchase pursuant to this Agreement.

      11.6 The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

      11.7 The provisions of Sections 10.1 and 10.2 shall terminate upon the effective date of the registration of the Shares pursuant to the Securities Exchange Act of 1934.

      11.8 If, in connection with a registration statement filed by the Company pursuant to the Securities Act, the Company or its underwriter so requests, the Optionee will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.

      11.9 The Optionee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Optionee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Optionee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

      11.10 All certificates representing the Shares to be issued to the Optionee pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: "The shares represented by this certificate are subject to restrictions set forth in an Option Agreement dated


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

March 5, 1997 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request."

      12. NOTICES

      Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

            To the Company:        Command Systems Incorporated
                                   76 Batterson Park Road
                                   Farmington, CT 06032

                                   Attn: President

            To the Optionee:       Pamela A. Broderick
                                   1C The Hamlet
                                   Enfield, CT 06083

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

      13. GOVERNING LAW

      This Agreement shall be construed and enforced in accordance with the law of the State of Connecticut, without giving effect to the conflict of law principles thereof. However, if the Option granted hereunder is automatically converted into an option for common stock of a Delaware corporation pursuant to a Reincorporation as set forth in Paragraph 9.C herein, this Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

      14. BENEFIT OF AGREEMENT

      Subject to the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

      15. ENTIRE AGREEMENT

      This Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including any agreement made pursuant to the Company's Shadow Stock Incentive Plan. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Optionee has hereunto set his hand, all as of the day and year first above written.

                                        COMMAND SYSTEMS INCORPORATED


                                        By /s/ Edward G. Caputo
                                          --------------------------------------
                                          Edward G. Caputo, President


                                          /s/ Pamela A. Broderick
                                          --------------------------------------
                                          Pamela A. Broderick

                                    EXHIBIT A
                   FORM OF NOTICE OF EXERCISE OF STOCK OPTION

Command Systems Incorporated
76 Batterson Park Road
Farmington, Connecticut 06032

Attn:  President

Ladies and Gentlemen:

      I hereby exercise my Stock Option to purchase ___________ shares of the common stock, $.01 par value (the "Shares"), of Command Systems Incorporated (the "Company"), at the option exercise price of $2.00 per Share as provided in the Stock Option Agreement dated March 5, 1997 (the "Option Agreement") granting such Option.

      I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

      I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

      I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

      I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

      I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the

Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

      I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

      I understand that at the present time Rule 144 of the Securities and Exchange Commission (the "SEC") may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

      I understand the terms and restrictions on the right to dispose of the Shares set forth in the Option Agreement, which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to the restrictions on transfer set forth in the Option Agreement and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

      I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

      I am paying the option exercise price for the Shares as follows:

                      __________________________________________________

      Please issue the stock certificate for the Shares (check one):

      |_| to me; or

      |_| to me and _________________, as joint tenants with right of survivorship and mail the certificate to me at the following address:

___________________________________

___________________________________

___________________________________


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

       My mailing address for shareholder communications, if different from the address listed above is:

___________________________________

___________________________________

___________________________________

                                        Very truly yours,

                                        ________________________________________
                                        Optionee (signature)

                                        ________________________________________
                                        Print Name

                                        ________________________________________
                                        Date

                                        ________________________________________
                                        Social Security Number


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